UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information regarding Kevin Taylor's resignation contained in Item 5.02 is incorporated herein by reference.

After giving effect to Mr. Taylor's resignation, the audit committee of the Board of Directors (the "Board") of Flora Growth Corp., a corporation organized under the laws of the province of Ontario (the "Company"), no longer had three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A). The Company informed Nasdaq of the foregoing on August 27, 2024.

Pursuant to Item 5.02 below, on August 29, 2024, the Company appointed a new director and member of the audit committee thereby regaining compliance with Nasdaq Listing Rule 5605(c)(2)(A).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On August 26, 2024, Mr. Kevin Taylor resigned as a director of the Company. Mr. Taylor did not resign as a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

Appointment of Director

On August 29, 2024, the Board appointed Mr. Harold Wolkin as an independent director and member of each of the Company's audit committee, compensation committee and nominating and corporate governance committee.

Mr. Wolkin is an accomplished investment banker with over 30 years of experience. He currently serves as director, audit committee chair and a member of several publicly listed companies. Mr. Wolkin is a Chartered Financial Analyst and a member of the Institute of Corporate Directors.

In connection with his appointment, the Board has determined that Mr. Wolkin (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A); (ii) is an "independent director" as contemplated by Nasdaq Listing Rule 5605(b)(1); and (iii) is an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Wolkin's initial term will expire at the Company's next annual meeting of stockholders or his earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Mr. Wolkin nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Wolkin party to any understanding or arrangement pursuant to which he was appointed as a director. Mr. Wolkin does not have any family relationship with any director or executive officer of the Company.

Mr. Wolkin will be compensated in accordance with the Company's standard compensation policies and practices for the Board, the components of which were disclosed in the Company's Form 10-K filed with the Securities and Exchange Commission on March 28, 2024.

After giving effect to Mr. Wolkin's appointment, the audit committee of the Board has three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A). The Company informed Nasdaq of the foregoing on August 30, 2024. As a result of the foregoing, the Company expects Nasdaq to confirm that it has regained compliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A).

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: August 30, 2024	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer